                                                                    Exhibit 10.4
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                             STOCKHOLDERS AGREEMENT

                                     BETWEEN

                              BIOFUEL ENERGY CORP.

                                       AND

                        CARGILL BIOFUELS INVESTMENTS, LLC

                              DATED: June 19, 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                              Transfer Restrictions

                                   ARTICLE III

                         Business Expansion Restrictions

SECTION 3.01. Change in Project Scope..........................................4

                                   ARTICLE IV

                                  Miscellaneous

                                      - i -

                        This STOCKHOLDERS AGREEMENT, dated as of June 19, 2007,
                  is between BioFuel Energy Corp., a Delaware corporation (the
                  "Company"), and Cargill Biofuels Investments, LLC, a Delaware
                  limited liability company. Unless otherwise provided in this
                  Agreement, capitalized terms used herein shall have the
                  respective meanings given to them in Section 1.01.

            WHEREAS, the parties hereto wish to set forth certain understandings regarding the relationship between the Company and Cargill (as defined below);
and

            WHEREAS, the parties hereto wish to provide for, among other things, restrictions on the acquisition of Voting Securities by a Prohibited Party (each as defined below).

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed an affiliate of Cargill. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "BioFuel Production" means the business of developing, constructing, owning and operating ethanol or biodiesel production and processing plants, engaging in commercial sales of ethanol, biodiesel and byproducts, and engaging in the mixing, transportation and storage of ethanol, biodiesel and byproducts, in each case.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than Saturday, Sunday and any day that is a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

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            "Business Expansion" means an expansion of the Company's business beyond BioFuel Production.

            "Business Expansion Response Period" has the meaning set forth in
Section 3.01(a).

            "Cargill" means Cargill Biofuels Investments, LLC, a Delaware limited liability company, and any of its affiliates, so long as such affiliate is also a controlled affiliate of Cargill, Incorporated, a Delaware corporation.

            "Cargill Arrangements" means the arrangements among Cargill Parent or one or more of its controlled affiliates, on the one hand, and the Company or one or more of its Subsidiaries, on the other hand, pertaining to (i) grain elevator leases, (ii) corn supply, (iii) ethanol marketing, (iv) distilled dried grains marketing, (v) corn risk management, (vi) energy risk management and
(vii) natural gas supply, to the extent any such arrangements are in place from time to time.

            "Cargill Parent" means Cargill, Incorporated, a Delaware
corporation.

            "Certificate" means the certificate of incorporation, as may be amended from time to time, of the Company.

            "Class B Stock" has the meaning set forth in the LLC Agreement.

            "Common Stock" means the shares of common stock of the Company, par value $0.01 per share.

            "knowledge", as it relates to the Company or Cargill, means with respect to any matter in question, that any officer of the Company or Cargill has actual knowledge of such matter after reasonable inquiry and investigation.

            "LLC Agreement" means the Second Amended and Restated Limited
Liability Company Agreement of BioFuel Energy, LLC, a Delaware limited liability company, dated June 19, 2007.

            "Members" has the meaning set forth in the LLC Agreement.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Prohibited Party" means any one of the Persons listed on Schedule A attached hereto, which may be updated by Cargill on an annual basis, and affiliates of such Persons; provided that in no event may there be more than five (5) Prohibited Parties at any time (excepting affiliates of such Prohibited
Parties).

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which
(i) if a corporation,

                                                                               3

a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that
Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more
Subsidiaries of that Person or a combination thereof. For purposes hereof, a
Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity
(other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of any
Person shall be given effect only at such times that such Person has one or more
Subsidiaries.

            "Units" has the meaning set forth in the LLC Agreement.

            "Voting Securities" means the number of securities of the Company that is determined by adding together (a) the number of outstanding shares of
Common Stock and (b) the number of outstanding shares of Class B Stock.

            SECTION 1.02. Other Defined Terms. The following capitalized terms are defined in this Agreement in the Section indicated below:

      Defined Term                                           Section
      ------------                                           -------
      Company                                                Preamble
      Control Event                                          2.01(a)
      Termination Notice                                     2.02

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Whenever required by context, the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                                   ARTICLE II

                              Transfer Restrictions

            SECTION 2.01. Prohibited Parties. (a) Cargill Parent or any of its
controlled affiliates, as party to any of the Cargill Arrangements, shall have the right, but not the obligation, to terminate, in its sole discretion, any or all of the Cargill Arrangements in accordance with the procedures set forth in
Section 2.02 if a Prohibited Party obtains control of the Company (a "Control
Event"). The Company shall cause

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any of its controlled affiliates that are affected by any such termination not to object to such termination. For purposes of the definition of "Control
Event", "control" shall mean either (i) the direct or indirect ownership of more than thirty percent (30%) of the Voting Securities or (ii) the power to elect a majority of the Board of Directors.

            (b) If a Control Event occurs, then, no later than 10 calendar days following the date on which the Company learns or reasonably should have learned of such Control Event, the Company must provide written notice to Cargill;
provided, however, that any failure by the Company to provide written notice to
Cargill of a Control Event does not diminish or derogate in any way the termination rights regarding the Cargill Arrangements as contemplated by this
Section 2.01.

            SECTION 2.02. Termination Procedures. Any termination of the Cargill
Arrangements pursuant to Section 2.01 must be communicated by Cargill Parent or one of the controlled affiliates of Cargill Parent, as an applicable party to the Cargill Arrangement, by providing written notice to the Company (a
"Termination Notice") no later than 60 calendar days following the Company's written notice to Cargill of a Control Event pursuant to Section 2.01(b). Any such termination will be effective no earlier than 120 days following the date of the Termination Notice; provided that the Company will use its reasonable best efforts to cause the termination to be effective (by finding a replacement for Cargill Parent or the applicable affiliate of Cargill Parent), as promptly as possible.

            SECTION 2.03. Cargill Confidential Information. If Cargill obtains knowledge of a Control Event (whether by receiving a written notice from the
Company pursuant to Section 2.01(b) or otherwise) then any of Cargill, Cargill
Parent or their respective affiliates may take whatever reasonable steps that they deem appropriate or necessary to limit, manage, restrict or otherwise control the disclosure to, and use by, the Company and its affiliates of any confidential or proprietary information previously disclosed or that would otherwise be disclosed by Cargill, Cargill Parent or their respective affiliates pursuant to any Cargill Arrangements, unless and until such time as Cargill
Parent or all of the applicable affiliates of Cargill Parent have provided written notice to the Company of their decision not to terminate any of the
Cargill Arrangements in connection with a Control Event, or, in the case where
Cargill gives notice of termination, the effective date of such termination;
provided that, until the effectiveness of any termination or expiration of the
Cargill Arrangements, Cargill Parent or its controlled affiliates, as an applicable party to the Cargill Arrangements, shall use reasonable efforts to minimize disruption to, and interference with, the Company's operations or the performance of their respective obligations under the contracts governing the
Cargill Arrangements.

                                   ARTICLE III

                         Business Expansion Restrictions

            SECTION 3.01. Change in Project Scope. (a) Prior to effecting a
Business Expansion, the Company must obtain the approval of Cargill. Before seeking Cargill's approval, the Company shall consult with Cargill regarding the nature of the

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proposed Business Expansion and shall provide Cargill with details, projections, business plans and any related materials as may be reasonably requested by
Cargill. Once the Company has provided Cargill with all reasonably requested materials as contemplated by this Section 3.01(a), the Company shall provide
Cargill with a written request to effect the Business Expansion. No later than
45 calendar days following the Company's written request (the "Business
Expansion Response Period"), Cargill shall respond in writing to the Company indicating whether Cargill grants its consent to the Company's request to effect a Business Expansion. If Cargill does not consent or fails to respond within the
Business Expansion Response Period, then the Company and Cargill shall follow the procedures described in Section 3.01(b).

            (b) If Cargill has not consented or has failed to respond to the
Company's request pursuant to Section 3.01(a) to effect a Business Expansion prior to the end of the Business Expansion Response Period, then the Company may, in its sole discretion, provide Cargill with a written notice, no later than 30 calendar days following Cargill's written notice denying Cargill's consent to the Business Expansion or the end of the Business Expansion Response
Period, advising Cargill that either (i) the Company has abandoned the proposed
Business Expansion or (ii)(A) Cargill must exchange the Units then owned by
Cargill for shares of Common Stock in accordance with Section 8.03 of the LLC
Agreement and (B) Cargill must sell the Common Stock then owned by Cargill (and received in exchange for Units either as a result of the exchange described in clause (ii)(A) above or as a result of an earlier exchange of Units) to the
Company or to one or more Members or other Persons reasonably acceptable to
Cargill (but not any Prohibited Party) designated by the Company, at a price equal to the amount of Cargill's capital contributions (whether in cash or in-kind) attributable to such shares of Common Stock. Any such sale must be completed no later than 60 calendar days after the Company's notice to Cargill and the consideration for such purchase must be in cash. Following completion of the Company's purchase right as contemplated by this Section 3.01(b), the
Company will no longer be restricted with respect to any Business Expansion.

                                   ARTICLE IV

                                  Miscellaneous

            SECTION 4.01. Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

            (a) if to the Company:

                  BioFuel Energy Corp.
                  1801 Broadway, Suite 1060
                  Denver, CO 80202
                  Telephone: (303) 592-8110
                  Attention: Scott H. Pearce

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            (b) if to Cargill:

                  Cargill Biofuels Investments, LLC
                  c/o Cargill, Incorporated
                  15407 McGinty Road West
                  Wayzata, MN  55391-2399
                  Attention: Ethanol Strategic Account Leader / MS 62

            All such notices, demands and other communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered;
(ii) when delivered by courier, if delivered by commercial courier service;
(iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if telecopied.
Any party may by notice given in accordance with this Section 4.01 designate another address or Person for receipts of notices hereunder.

            SECTION 4.02. Successors and Assigns; Third-Party Beneficiaries.
This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable, except in connection with a transfer of Units or Common Stock in accordance with the LLC Agreement or the Certificate by Cargill to a controlled affiliate of
Cargill Parent. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            SECTION 4.03. Amendment and Waiver. (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

            (b) Except as otherwise provided herein, any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by each of the Company and Cargill.
Any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective only if it is in writing and signed by the party waiving its right or consenting to such departure. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and Cargill.

            SECTION 4.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

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            SECTION 4.05. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

            SECTION 4.06. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            SECTION 4.07. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            SECTION 4.08. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

            SECTION 4.09. Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate (i) when (a) Cargill ceases to hold any Common Stock or Units and (b) none of Cargill Parent or any of its controlled affiliates is a provider to the Company of any of the services contemplated by the Cargill Arrangements or (ii) upon the written agreement of each of the parties hereto.

            SECTION 4.10. Further Assurances. Each of the parties shall, and shall cause their respective affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

            SECTION 4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

            SECTION 4.12. Other Rights. The Company agrees that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement that conflicts with, limits or prohibits the exercise of the rights granted to Cargill in this Agreement.

            SECTION 4.13. Consent to Jurisdiction: No Jury Trial. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern
District of New York, and each

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party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. THE PARTIES HEREBY WAIVE TRIAL BY
JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM
AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH
THIS AGREEMENT.

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                           BIOFUEL ENERGY CORP.

                                             by

                                                /s/ Scott H. Pearce
                                             -----------------------------------
                                             Name:  Scott H. Pearce
                                             Title: President & CEO

                                           CARGILL BIOFUELS INVESTMENTS, LLC

                                             by

                                                /s/ Patrick C. Bennett
                                             -----------------------------------
                                             Name: Patrick C. Bennett
                                             Title: Authorized Officer

                                                                      Schedule A

                               PROHIBITED PARTIES

Archer Daniels Midland Company
CHS Inc.
Tate & Lyle PLC
The Scoular Company
Bunge Limited